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                                                                    EXHIBIT 99.3
                       FORM OF LETTER TO HOLDERS OF NOTES
                           PAHC HOLDINGS CORPORATION

                               OFFER TO EXCHANGE
                       15% SENIOR SECURED NOTES DUE 2010
                          OF PAHC HOLDINGS CORPORATION
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
             PURSUANT TO THE PROSPECTUS, DATED               , 2005

                              FOR ALL OUTSTANDING

                       15% SENIOR SECURED NOTES DUE 2010
                          OF PAHC HOLDINGS CORPORATION

To Holders of Notes:

     PAHC Holdings Corporation (the "Issuer") is offering upon and subject to
the terms and conditions set forth in the Prospectus, dated           , 2005
(the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") 15% Senior Secured Notes due 2010 of the Issuer (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for the Issuer's outstanding unregistered 15% Senior Secured Notes due 2010 (the "Old Notes"), of which an aggregate principal amount of $29,000,000 is outstanding, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. Other capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

     Briefly, you may either:

          a. Tender all or some of your Old Notes, along with a completed and executed Letter of Transmittal, and receive registered New Notes in exchange; or

          b. Retain your Old Notes.

     ALL TENDERED OLD NOTES MUST BE RECEIVED ON OR PRIOR TO           , 2005 AT
5:00 P.M., NEW YORK CITY TIME, (THE "EXPIRATION DATE"), AS SHOWN IN THE ACCOMPANYING PROSPECTUS.

     Please review the enclosed Letter of Transmittal and Prospectus carefully. If you have any questions on the terms of the Exchange Offer or questions regarding the appropriate procedures for tendering your Old Notes and the Letter of Transmittal, please call (800) 662-9844 (Attention: Paulette
Shaw -- Corporate Trust) or write HSBC Bank USA, National Association, One Hanson Place, Lower Level, Brooklyn, NY 11243, Attention: Paulette
Shaw -- Corporate Trust.